EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Stock Incentive Plan of our report dated March 14, 2008, with respect to the consolidated financial statements of eTelecare Global Solutions, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG, LLP
Phoenix, Arizona
June 27, 2008